UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2024

BIOXYTRAN, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-35027	26-2797630
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

75 Second Ave, Suite 605, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 617-454-1199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCQB

Item 3.03 Material Modification to Rights of Security Holders

Bioxytran, Inc., a corporation organized and existing under the Nevada Revised Statutes (hereinafter called the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by NRS 78.1955 at a meeting duly called and held on April 19, 2024. By amendment dated October 23, 2009, the Company established 50,000,000 shares of Preferred Stock, par value $0.001, of those shares, 49,500,000 shares were by the Board of Directors designated as “Convertible Preferred Stock” (the “Preferred Stock”). Such number of shares may be increased, or reduced, by resolution of the Board of Directors.

Except as otherwise required by law, the holders of shares of Preferred Stock shall have voting-power on an “as converted” basis, by a factor of two, or ten votes per share of Preferred Stock, unless and until such shares are converted into shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”). The right to exchange into the Preferred Stock is limited to Common Shares held by the company insiders, generally, shares of Common Stock held by officers and Directors through direct or beneficial ownership. The “Exchange Ratio” shall equal 5:1 shares of Preferred Stock.

Each share of Preferred Stock shall be convertible into a number of shares of Common Stock equal to the “Conversion Ratio” equal to 1:5 shares of Common Stock and shall be subject to adjustment, from time to time, pursuant to Section 6 of the Certificate of Designation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of April 19, 2024, the Company has elected Dr. Radka Milanova, to fill the vacancy left by Dr. Chen-Walden, (now deceased).

Dr. Radka Milanova holds a PhD in Organic Chemistry from Simon Fraser University, Canada. Dr. Milanova’s professional experience includes executive positions with various biotechnology companies. She has championed and captained five Investigational New Drug Applications (“IND”) and two successful New Drug Applications (“NDA”), lead Research and Development programs, invented eight granted patents and seventeen publications, obtained millions in grants, associated with licensing deals, and business development agreements that achieved winning commercialization results, maximizing global market share and generating millions in revenues. Our Board of Directors believes that Dr. Milanova’s expertise and experience in practicing pharmaceutical development, her perspective, depth and background in business development and out-licensing, and her leadership experience in the field of biotechnology provide her with the qualifications and skills to serve on our Board of Directors.

Compensation Arrangements with Dr. Milanova

Dr. Milanova will not receive any cash compensation as a Director of the Company, but is entitled to receive $5,000 in shares of Common Stock per attended Board and/or committee meeting. At the discretion of our Board of Directors, our Executive Officers and Directors may also receive stock or stock options in compliance with the approved 2021 Employee, Director and Consultant Stock Plan (the “2021 Plan”), or any subsequent Stock Plan.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.8	Certificate of Designation of Convertible Preferred Stock, dated April 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOXYTRAN, INC.

	By:	/s/ David Platt, Ph.D.
David Platt, Ph.D., its Chief Executive Officer

Date April 19, 2024